UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013

Nielsen Holdings N.V.

The Nielsen Company B.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-35042 333-142546-29	98-0662038 98-0366864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York 10004 (646) 654-5000	Diemerhof 2 1112 XL Diemen The Netherlands +31 20 398 8777

(Address of principal executive offices)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On September 30, 2013, Nielsen Holdings N.V., a Dutch public company with limited liability (naamloze vennootschap) (the “Company”) completed its previously-announced acquisition of Arbitron Inc., a Delaware corporation (“Arbitron”), via the merger (the “Merger”) of TNC Sub I Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of The Nielsen Company B.V. and the Company (“Merger Sub”), with and into Arbitron pursuant to the terms of the Agreement and Plan of Merger, dated as of December 17, 2012, as amended (the “Merger Agreement”), by and among the Company, Merger Sub and Arbitron. As a result of the Merger, Arbitron is now an indirect wholly-owned subsidiary of The Nielsen Company B.V. and the Company.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 30, 2013, the Company completed the previously-announced Merger pursuant to the terms of the Merger Agreement. As a result of the Merger, Arbitron is now an indirect wholly-owned subsidiary of The Nielsen Company B.V. and the Company.

Under the terms of the Merger Agreement, each share of common stock of Arbitron, par value $0.50 per share, issued and outstanding immediately prior to the effective time of the Merger (other than shares held by Arbitron, the Company, Merger Sub or any Arbitron stockholders who perfect their statutory rights of appraisal under Delaware law) was converted into the right to receive $48.00 in cash, without interest and less any applicable withholding taxes.

The aggregate purchase price paid for all of the equity securities of Arbitron was approximately $1.3 billion.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on September 30, 2013 regarding the matters described in Item 2.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 incorporated herein shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements of Arbitron required by this Item will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The unaudited pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release issued by Nielsen Holdings N.V. on September 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2013

NIELSEN HOLDINGS N.V. THE NIELSEN COMPANY B.V.

By:	/s/ James W. Cuminale
Name:	James W. Cuminale
Title:	Chief Legal Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Nielsen Holdings N.V. on September 30, 2013